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                                                               Exhibit 21.1

Subsidiaries of the Registrant

The following companies are subsidiaries of the Registrant as of December 31, 1998.

                                                                JURISDICTION OF          PERCENTAGE
NAME                                                              INCORPORATION           OWNERSHIP
-----                                                           ----------------         -----------
                                                                       Illinois             100%

RLI Aviation, Inc.                                                     Illinois             100%

Replacement Lens Inc.                                                  Illinois             100%

Mt. Hawley Insurance Company                                             Kansas             100%

RLI Insurance Ltd.                                                      Bermuda             100%

RLI Insurance Agency Ltd.                                                Canada             100%

RLI Mortgage Services, LLC                                             Illinois              50%

RLI Texas Corp.                                                           Texas             100%

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